Exhibit 10.15

THIS EXPENSE ADVANCEMENT AGREEMENT (this “Agreement”), dated as of August 6, 2024, is made and entered into by and between SIM Tech Licensing LLC, a Delaware limited liability company (the “Company”), and Sauvegarder Investment Management Inc. (“Sauvegarder”).

RECITALS

WHEREAS, Sauvegarder desires to enter into this Agreement in order to facilitate the acquisition, enforcement and monetization of intellectual property and/or other assets owned, controlled or otherwise having a contractual right with the Company (the “IP Transactions”).

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.(a) From time to time, as may be requested by the Company, Sauvegarder agrees to advance funds in the form of loans to the Company as may be necessary to fund up to $100,000 of expenses incurred or to be incurred by the Company in connection with any potential IP Transactions. All amounts borrowed by the Company under this Agreement shall be repaid on or before December 31, 2024.

(d) In respect of any advances made by Sauvegarder, the Company shall issue to Sauvegarder, on the day each such advance is made, a promissory note in the form attached hereto as Exhibit A.

2. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3. No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

4. Any notice, statement or demand authorized by this Agreement shall be sufficiently given (i) when so delivered if by hand or overnight delivery, (ii) the date and time shown as sent by electronic mail, or (ii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid.

5. This Agreement may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of Delaware, in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SIM MANAGEMENT GP LLC, as manager of SIM TECH LICENSING LLC

By:	/s/ Erich Spangenberg
Name:	Erich Spangenberg
Title:	Co-Manager

SAUVEGARDER INVESTMENT MANAGEMENT INC.

By:	/s/ David Kutcher
Name:	David Kutcher
Title:	Chief Financial Officer

[Expense Advancement Agreement]